Exhibit 3.1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/07/2000
001611623 - 3323581

                          CERTIFICATE OF INCORPORATION
                                       OF
                             ALL ASIA IMPORTS, INC.

     FIRST: name of this corporation shall be:

                             ALL ASIA IMPORTS, INC.

     SECOND: The address of its registered office in the State of Delaware is 4406 Tennyson Road, in the City of Wilmington, New Castle County, State of Delaware. The name of its Registered Agent at such address is Delaware Corporate Agents, Inc.

     THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 80,000,000 shares of common stock with $0.0001 par value and 20,000,000 shares of preferred stock with $0.0001 par value.

     FIFTH: The name and mailing address of the incorporator is Jane Goldberg, 4406 Tennyson Road, Wilmington, Delaware 19802.

     SIXTH: The powers of the incorporator(s) shall terminate upon the filing of this Certificate of Incorporation. Following are the name(s) and address(es) of the person(s) who are to serve as director(s) until the first annual meeting of shareholders or until their successors are elected and qualify: Kevin P. Brogan, 2773 Venetia Road, Palm Springs, CA 92262.

     SEVENTH: The Board of Directors is expressly authorized to make, alter or repeal the By-laws of the corporation

     EIGHTH: No director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for facts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under
Section 174 of Title 8 of the Delaware Code; (iv) for any transaction from which the director derived on improper personal benefit.

     NINTH: Elections of directors need not be by written ballot unless the By-Laws of this corporation so provide.

     I, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, acknowledging the penalty of perjury, hereby declaring and certifying that this instrument is my act and deed and the facts herein stated are true, pursuant to 8 Del. C 103(b)(2) and accordingly have hereunto set my hand on December 7, 2000.

                                            /s/ Jane S. Goldberg
                                            --------------------
                                            Jane S. Goldberg

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:31 PM 4/26/2004
040302293 - 3323581

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                                       OF
                             ALL ASIA IMPORTS, INC.
                             PURSUANT TO SECTION 242

     All Asia Imports, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, pursuant to 8 Del. C 242, does hereby certify:

     FIRST: That at a Special Meeting of the Board of Directors of the said Corporation held on April 23, 2004, the Board of Directors adopted a resolution setting forth the following amendment and declared its advisability and calling a Special Meeting of the Shareholders entitled to vote in respect thereof;

     RESOLVED, that the Certificate of Incorporation of All Asia Imports, Inc. be amended by striking therefrom Article FIRST and inserting in lieu thereof the following:

     FIRST: The name of the corporation is AMMOGEM CORP.

Pursuant to 8 Del. C 103(b)(2) shareholders holding all of the issued and outstanding stock, and therefore having the minimum number of votes that would be necessary to authorize the amendment to the Certificate of Incorporation if such action were taken at a meeting of the shareholders, have filed their written request with the said Corporation.

                                          All Asia Imports, Inc.

                                          /s/ Lawrence Hamilton Jean
                                          ------------------------------
                                          Lawrence Hamilton Jean

Dated: April 26, 2004